PROSPECTUS Dated November 14, 2005                  Pricing Supplement No. 35 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-129243
Dated November 14, 2005                                   Dated January 24, 2006
                                                                  Rule 424(b)(2)

                                  $65,500,030
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                            Senior Fixed Rate Notes
                            -----------------------
                        10% SPARQS due February 20, 2007
                          Mandatorily Exchangeable for
            Shares of Common Stock of CHESAPEAKE ENERGY CORPORATION
      Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Chesapeake Energy Corporation common stock, subject to our right to call the SPARQS for cash at any time beginning August 20, 2006.
o The principal amount and issue price of each SPARQS is $33.59, which is equal to the closing price of Chesapeake Energy common stock on January 24, 2006, the day we priced the SPARQS for initial sale to the public.
o We will pay 10% interest per year (equivalent to $3.359 per year) on the $33.59 principal amount of each SPARQS. Interest will be paid quarterly, beginning May 20, 2006.
o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Chesapeake Energy common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Chesapeake Energy Corporation. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Chesapeake Energy common stock.
o Beginning August 20, 2006, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 23% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.
o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.
o Investing in SPARQS is not equivalent to investing in Chesapeake Energy common stock. You will not have the right to exchange your SPARQS for Chesapeake Energy common stock prior to maturity.
o Chesapeake Energy Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.
o The SPARQS have been approved for listing on the American Stock Exchange LLC, which we refer to as the AMEX, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "CPQ." It is not possible to predict whether any secondary market for the SPARQS will develop.
o    The CUSIP number for the SPARQS is 61747Y493.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                        -------------------------------
                            PRICE $33.59 PER SPARQS
                        -------------------------------

                                      Price to       Agent's        Proceeds to
                                      Public(1)   Commissions(2)     Company(1)
                                  --------------  --------------  --------------
Per SPARQS......................       $33.59       $.5458            $33.0442
Total...........................  $65,500,029.74  $1,064,302.36   $64,435,727.38

--------------------------------
(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of Chesapeake Energy Corporation, which we refer to as Chesapeake Energy Stock, subject to our right to call the SPARQS for cash at any time on or after August 20, 2006.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" is our service mark and "SPARQS" is our registered service mark.

Each SPARQS costs $33.59          We, Morgan Stanley, are offering 10% Stock
                                  Participation Accreting Redemption
                                  Quarterly-pay Securities(SM) due February 20,
                                  2007, Mandatorily Exchangeable for Shares of
                                  Common Stock of Chesapeake Energy Corporation, which we refer to as the SPARQS. The principal amount and issue price of each SPARQS is $33.59, which is equal to the closing price of Chesapeake Energy Stock on January 24, 2006, the day we priced the SPARQS for initial sale to the public.

                                  The original issue price of the SPARQS
                                  includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of           Unlike ordinary debt securities, the SPARQS do
principal                         not guarantee any return of principal at
                                  maturity. Instead the SPARQS will pay an amount of Chesapeake Energy Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in Chesapeake Energy
                                  Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Chesapeake Energy Stock has declined from the closing price on January 24, 2006, the day we priced the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

10% interest on the principal     We will pay interest on the SPARQS at the rate
amount                            of 10% of the principal amount per year on May
                                  20, 2006, August 20, 2006, November 20, 2006
                                  and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we will pay on the SPARQS is more than the current dividend rate on Chesapeake Energy Stock.

Payout at maturity                If we have not called the SPARQS and the
                                  maturity of the SPARQS has not been
                                  accelerated, we will deliver to you at the scheduled maturity date a number of shares of Chesapeake Energy Stock equal to the exchange ratio for each $33.59 principal amount of SPARQS you hold. The initial exchange ratio is one share of Chesapeake

                                  Energy Stock per SPARQS, subject to adjustment for certain corporate events relating to Chesapeake Energy Stock. You do not have the right to exchange your SPARQS for Chesapeake Energy Stock prior to maturity.

                                  You can review the historical prices of
                                  Chesapeake Energy Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                  If February 10, 2007, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may     The return investors realize on the SPARQS may
be limited by our call right      be limited by our call right. We have the
                                  right to call all of the SPARQS at any time beginning August 20, 2006, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 23% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                  You should not expect to obtain a total yield (including interest payments) of more than 23% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Chesapeake Energy Stock or an amount based upon the closing price of Chesapeake Energy Stock.

                                  The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 23% per annum, equals the issue price of the SPARQS.

                                  If we call the SPARQS, we will do the
                                  following:

                                  o   send a notice announcing that we have
                                      decided to call the SPARQS;

                                  o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                  o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                  If we were to call the SPARQS on August 20, 2006, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would be $37.6294 per SPARQS. If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $41.4850 per SPARQS.

The yield to call on the          The yield to call on the SPARQS is 23% per
SPARQS is 23%                     annum, which means that the annualized rate of
                                  return that you will receive on the issue price of the SPARQS if we call the SPARQS will be 23%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 23% per annum.

The maturity date of the         The maturity date of the SPARQS will be
SPARQS may be accelerated        accelerated upon the occurrence of either of
                                 the following events:

                                      o   a price event acceleration, which will
                                          occur if the closing price of
                                          Chesapeake Energy Stock on any two
                                          consecutive trading days is less than
                                          $2.00 (subject to adjustment for
                                          certain corporate events related to
                                          Chesapeake Energy Stock); and

                                      o   an event of default acceleration,
                                          which will occur if there is an event
                                          of default with respect to the SPARQS.

                                  The amount payable to you will differ
                                  depending on the reason for the acceleration.

                                      o   If there is a price event
                                          acceleration, we will owe you (i) a
                                          number of shares of Chesapeake Energy
                                          Stock at the then current exchange
                                          ratio and (ii) accrued but unpaid
                                          interest to but excluding the date of
                                          acceleration plus an amount of cash
                                          determined by the Calculation Agent
                                          equal to the sum of the present values
                                          of the remaining scheduled payments of
                                          interest on the SPARQS (excluding such
                                          accrued but unpaid interest)
                                          discounted to the date of
                                          acceleration, as described in the
                                          section of this pricing supplement
                                          called "Description of SPARQS--Price
                                          Event Acceleration."

                                      o   If there is an event of default
                                          acceleration and if we have not
                                          already called the SPARQS in
                                          accordance with our call right, we
                                          will owe you (i) the lesser of (a) the
                                          product of (x) the closing price of
                                          Chesapeake Energy Stock, as of the
                                          date of such acceleration and (y) the
                                          then current exchange ratio and (b)
                                          the call price calculated as though
                                          the date of acceleration were the call
                                          date (but in no event less than the
                                          call price for the first call date)
                                          and (ii) accrued but unpaid interest
                                          to but excluding the date of
                                          acceleration.

                                          o     If we have already called the
                                                SPARQS in accordance with our
                                                call right, we will owe you (i)
                                                the call price and (ii) accrued
                                                but unpaid interest to the date
                                                of acceleration.

                                  The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less than the $33.59 principal amount of the SPARQS.

The SPARQS may become             Following certain corporate events relating to
exchangeable into the common      Chesapeake Energy Stock, such as a
stock of companies other than     stock-for-stock merger where Chesapeake Energy
Chesapeake Energy Corporation     Corporation, which we refer to as Chesapeake
                                  Energy, is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Chesapeake Energy.
                                  Following certain other corporate events relating to Chesapeake Energy Stock, such as a merger event where holders of Chesapeake
                                  Energy Stock would receive all or a
                                  substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Chesapeake Energy Stock, you will receive at maturity the common stock of three companies in the same industry group as Chesapeake
                                  Energy in lieu of, or in addition to,
                                  Chesapeake Energy Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be significantly altered. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                  "Description of SPARQS--Antidilution
                                  Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the              We have appointed our affiliate, Morgan
calculation agent                 Stanley & Co. Incorporated, which we refer to
                                  as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as
                                  JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                  will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting Chesapeake Energy
                                  Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to Chesapeake
                                  Energy Stock that we describe in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments."

No affiliation with Chesapeake    Chesapeake Energy is not an affiliate of ours
Energy                            and is not involved with this offering in any
                                  way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Chesapeake Energy.

Where you can find more           The SPARQS are senior notes issued as part of
information on the SPARQS         our Series F medium-term note program. You can
                                  find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005.
                                  We describe the basic features of this type of
                                  note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                  Notes."

                                  For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                   Please contact your local Morgan Stanley
                                  branch office or our principal executive offices at 1585 Broadway, New York, New York
                                  10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Chesapeake Energy Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior    The SPARQS combine features of equity and
notes -- no guaranteed return     debt. The terms of the SPARQS differ from
of principal                      those of ordinary debt securities in that we
                                  will not pay you a fixed amount at maturity.
                                  Our payout to you at the scheduled maturity date will be a number of shares of Chesapeake
                                  Energy Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Chesapeake Energy Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on January 24, 2006, the day we priced the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Chesapeake Energy Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is    The appreciation potential of the SPARQS is
limited by our call right         limited by our call right. The $33.59 issue
                                  price of one SPARQS is equal to the closing price of Chesapeake Energy Stock on January
                                  24, 2006, the day we priced the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of
                                  SPARQS--Call Price" below and not Chesapeake
                                  Energy Stock or an amount based upon the closing price of Chesapeake Energy Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 23% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after August 20, 2006, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 23% per annum on the issue price of the SPARQS to the call date.

Secondary trading may be          There may be little or no secondary market for
limited                           the SPARQS. Although the SPARQS have been
                                  approved for listing on the American Stock
                                  Exchange LLC, it is not possible to predict whether the SPARQS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS &
                                  Co. currently intends to act as a market maker for the SPARQS but is not required to do so.
                                  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed. If at any time the SPARQS were not listed on any securities exchange and MS & Co.
                                  were to cease acting as a market maker, it is likely that there would be no secondary market for the SPARQS.

Market price of the SPARQS        Several factors, many of which are beyond our
will be influenced by many        control, will influence the value of the
unpredictable factors             SPARQS in the secondary market and the price
                                  at which MS & Co. may be willing to purchase or sell the SPARQS in the secondary market. We expect that generally the trading price of Chesapeake Energy Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning
                                  August 20, 2006 for a call price that is not linked to the closing price of Chesapeake
                                  Energy Stock, the SPARQS may trade differently from Chesapeake Energy Stock. Other factors that may influence the value of the SPARQS include:

                                  o the volatility (frequency and magnitude of changes in price) of Chesapeake Energy Stock

                                  o   geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and that may affect Chesapeake Energy and the trading price of Chesapeake Energy Stock

                                  o   interest and yield rates in the market

                                  o the time remaining until we can call the SPARQS and until the SPARQS mature

                                  o   the dividend rate on Chesapeake Energy
                                      Stock

                                  o   our creditworthiness

                                  o the occurrence of certain events affecting Chesapeake Energy that may or may not require an adjustment to the exchange ratio

                                  Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Chesapeake Energy Stock is at, below, or not sufficiently above the initial closing price.

                                  You cannot predict the future performance of Chesapeake Energy Stock based on its historical performance. The price of Chesapeake Energy Stock may decrease so that you will receive at maturity an amount of Chesapeake Energy Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Chesapeake Energy Stock will increase so that you will receive at maturity an amount of Chesapeake Energy Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Chesapeake Energy Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 23% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Chesapeake Energy Stock.

The inclusion of commissions      Assuming no change in market conditions or any
and projected profit from         other relevant factors, the price, if any, at
hedging in the original issue     which MS & Co. is willing to purchase SPARQS
price is likely to adversely      in secondary market transactions will likely
affect secondary market prices    be lower than the original issue price, since
                                  the original issue price included, and
                                  secondary market prices are likely to exclude, commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS are accelerated,    The maturity of the SPARQS will be accelerated
you may receive an amount         if there is a price event acceleration or an
worth substantially less than     event of default acceleration. The amount
the principal amount of the       payable to you if the maturity of the SPARQS
SPARQS                            is accelerated will differ depending on the
                                  reason for the acceleration and may be
                                  substantially less than the principal amount of the SPARQS. See "Description of SPARQS--Price Event Acceleration" and
                                  "Description of SPARQS--Alternate Exchange
                                  Calculation in Case of an Event of Default."

Morgan Stanley is not             Chesapeake Energy is not an affiliate of ours
affiliated with Chesapeake        and is not involved with this offering in any
Energy                            way. Consequently, we have no ability to
                                  control the actions of Chesapeake Energy, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity.
                                  Chesapeake Energy has no obligation to
                                  consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Chesapeake Energy.

Morgan Stanley may engage in      We or our affiliates may presently or from
business with or involving        time to time engage in business with
Chesapeake Energy without         Chesapeake Energy without regard to your
regard to your interests          interests, including extending loans to, or
                                  making equity investments in, Chesapeake
                                  Energy or providing advisory services to Chesapeake Energy, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about
                                  Chesapeake Energy. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Chesapeake Energy. These research reports may or may not recommend that investors buy or hold Chesapeake Energy Stock.

You have no shareholder rights    Investing in the SPARQS is not equivalent to
                                  investing in Chesapeake Energy Stock. As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Chesapeake Energy Stock. In addition, you do not have the right to exchange your SPARQS for Chesapeake Energy
                                  Stock prior to maturity.

The SPARQS may become             Following certain corporate events relating to
exchangeable into the common      Chesapeake Energy Stock, such as a merger
stock of companies other than     event where holders of Chesapeake Energy Stock
Chesapeake Energy                 would receive all or a substantial portion of
                                  their consideration in cash or a significant cash dividend or distribution of property with respect to Chesapeake Energy Stock, you will receive at maturity the common stock of three companies in the same industry group as Chesapeake Energy in lieu of, or in addition to, Chesapeake Energy Stock. Following certain other corporate events, such as a stock-for-stock merger where Chesapeake Energy is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Chesapeake Energy. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                  "Description of SPARQS--Antidilution
                                  Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments      MS & Co., as calculation agent, will adjust
the calculation agent is          the amount payable at maturity for certain
required to make do not cover     corporate events affecting Chesapeake Energy
every corporate event that        Stock, such as stock splits and stock
could affect Chesapeake Energy    dividends, and certain other corporate actions
Stock                             involving Chesapeake Energy, such as mergers.
                                  However, the calculation agent will not make an adjustment for every corporate event that could affect Chesapeake Energy Stock. For example, the calculation agent is not required to make any adjustments if Chesapeake Energy or anyone else makes a partial tender or partial exchange offer for Chesapeake Energy
                                  Stock. If an event occurs that does not
                                  require the calculation agent to adjust the amount of Chesapeake Energy Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of the     The economic interests of the calculation
calculation agent and other of    agent and other of our affiliates are
our affiliates are potentially    potentially adverse to your interests as an
adverse to your interests         investor in the SPARQS.

                                  As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution Adjustments" and "--Price Event Acceleration."

                                  The original issue price of the SPARQS
                                  includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity      MS & Co. and other affiliates of ours have
by the calculation agent and      carried out, and will continue to carry out,
its affiliates could              hedging activities related to the SPARQS,
potentially affect the value      including trading in Chesapeake Energy Stock
of the SPARQS                     as well as in other instruments related to
                                  Chesapeake Energy Stock. MS & Co. and some of our other subsidiaries also trade Chesapeake
                                  Energy Stock and other financial instruments related to Chesapeake Energy Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the price of Chesapeake Energy Stock and, accordingly, have increased the issue price of the SPARQS and, therefore, the price at which Chesapeake
                                  Energy Stock must close before you would receive at maturity an amount of Chesapeake
                                  Energy Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Chesapeake Energy Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Chesapeake
                                  Energy Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization      You should also consider the U.S. federal
of the SPARQS for U.S. federal    income tax consequences of investing in the
income tax purposes is            SPARQS. There is no direct legal authority as
uncertain, the material U.S.      to the proper tax treatment of the SPARQS, and
federal income tax                consequently our special tax counsel is unable
consequences of an investment     to render an opinion as to their proper
in the SPARQS are uncertain       characterization for U.S. federal income tax
                                  purposes. Significant aspects of the tax treatment of the SPARQS are uncertain.
                                  Pursuant to the terms of the SPARQS and
                                  subject to the discussion under "Description of SPARQS--United States Federal Income
                                  Taxation--Non-U.S. Holders," you have agreed with us to treat a SPARQS as a unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                  Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Chesapeake Energy Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue
                                  Service (the "IRS") were
                                  successful in asserting an alternative
                                  characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Chesapeake Energy Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                  Taxation."

                                  If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                  You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $33.59 principal amount of our 10% SPARQS due February 20, 2007, Mandatorily Exchangeable for Shares of Common Stock of Chesapeake Energy Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.....  $65,500,029.74

Maturity Date..................  February 20, 2007, subject to acceleration as described below in "--Price Event Acceleration" and "--Alternate Exchange Calculation in Case of an Event of Default" and subject to extension if the Final Call Notice Date is postponed in accordance with the following paragraph.

                                 If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate..................  10% per annum (equivalent to $3.359 per annum per SPARQS)

Interest Payment Dates.........  May 20, 2006, August 20, 2006, November 20,
                                 2006 and the Maturity Date.

                                 If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on February 20, 2007, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date....................  The Record Date for each Interest Payment Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency.............  U.S. dollars

Issue Price....................  $33.59 per SPARQS

Original Issue Date
  (Settlement Date)............  January 31, 2006

CUSIP Number...................  61747Y493

Denominations..................  $33.59 and integral multiples thereof

Morgan Stanley Call Right......  On any scheduled Trading Day on or after August
                                 20, 2006 or on the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash Call Price and any accrued but unpaid interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee. We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date.....  The scheduled Trading Day on which we issue our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date.........  February 10, 2007; provided that if February
                                 10, 2007 is not a Trading Day or if a Market
                                 Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date......................  The day specified by us in our notice of mandatory exchange, on which we will deliver cash to DTC, as holder of the SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after August 20, 2006 or the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price.....................  The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 23% per annum, computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                 The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS on August 20, 2006 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                 Call Date                          Call Price
                                 -------------------------------  --------------
                                 August 20, 2006................  $      35.7632
                                 November 20, 2006..............  $      36.8231
                                 February 20, 2007..............  $      37.9392


                                 The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or after August 20, 2006 or on the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                 For more information regarding the
                                 determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call..................  The Yield to Call on the SPARQS is 23% per
                                 annum, which means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 23%. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 23% per annum. See Annex A to this pricing supplement.

Exchange at the Maturity Date..  Unless we have called the SPARQS or their maturity has accelerated, at the scheduled
                                 Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $33.59 principal amount of each SPARQS as payment for, and will deliver, a number of shares of Chesapeake Energy Stock at the Exchange Ratio.

                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of Chesapeake Energy Stock to be delivered with respect to the $33.59 principal amount of each SPARQS and
                                 (ii) deliver such shares of Chesapeake Energy Stock (and cash in respect of interest and any fractional shares of Chesapeake Energy Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                 If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event Acceleration" below) or because of an Event of Default

                                 Acceleration (as defined under "--Alternate
                                 Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading Day) and (ii) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration.......  If on any two consecutive Trading Days during the period prior to and ending on the third
                                 Business Day immediately preceding the Maturity Date, the product of the Closing Price of Chesapeake Energy Stock and the Exchange Ratio is less than $2.00, the Maturity Date of the SPARQS will be deemed to be accelerated to the third Business Day immediately following such second Trading Day (the "date of acceleration"). See "--Exchange Ratio" below. Upon such acceleration, with respect to the $33.59 principal amount of each SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                     o   a number of shares of Chesapeake Energy
                                         Stock at the then current Exchange
                                         Ratio; and

                                     o   accrued but unpaid interest to but
                                         excluding the date of acceleration plus
                                         an amount of cash, as determined by the
                                         Calculation Agent, equal to the sum of
                                         the present values of the remaining
                                         scheduled payments of interest on the
                                         SPARQS (excluding any portion of such
                                         payments of interest accrued to the
                                         date of acceleration) discounted to the
                                         date of acceleration at the yield that
                                         would be applicable to a non-interest
                                         bearing, senior unsecured debt
                                         obligation of ours with a comparable
                                         term.

                                 We expect such shares and cash will be
                                 distributed to investors on the date of
                                 acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                 Investors will not be entitled to receive the return of the $33.59 principal amount of each SPARQS upon a Price Event Acceleration.

No Fractional Shares...........  Upon delivery of the SPARQS to the Trustee at maturity, we will deliver the aggregate number of shares of Chesapeake Energy Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of Chesapeake Energy Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Chesapeake Energy Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio.................  1.0 share of Chesapeake Energy Stock per
                                 SPARQS, subject to adjustment for certain corporate events relating to Chesapeake Energy Stock. See "--Antidilution Adjustments" below.

Closing Price..................  The Closing Price for one share of Chesapeake
                                 Energy Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                     o   if Chesapeake Energy Stock (or any such
                                         other security) is listed or admitted
                                         to trading on a national securities
                                         exchange, the last reported sale price,
                                         regular way, of the principal trading
                                         session on such day on the principal
                                         United States securities exchange
                                         registered under the Securities
                                         Exchange Act of 1934, as amended (the
                                         "Exchange Act"), on which Chesapeake
                                         Energy Stock (or any such other
                                         security) is listed or admitted to
                                         trading,

                                     o   if Chesapeake Energy Stock (or any such
                                         other security) is a security of the
                                         Nasdaq National Market (and provided
                                         that the Nasdaq National Market is not
                                         then a national securities exchange),
                                         the Nasdaq official closing price
                                         published by The Nasdaq Stock Market,
                                         Inc. on such day, or

                                     o   if Chesapeake Energy Stock (or any such
                                         other security) is neither listed or
                                         admitted to trading on any national
                                         securities exchange nor a security of
                                         the Nasdaq National Market but is
                                         included in the OTC Bulletin Board
                                         Service (the "OTC Bulletin Board")
                                         operated by the National Association of
                                         Securities Dealers, Inc. (the "NASD"),
                                         the last reported sale price of the
                                         principal trading session on the OTC
                                         Bulletin Board on such day.

                                 If Chesapeake Energy Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of Chesapeake Energy Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Chesapeake Energy Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Chesapeake Energy Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day....................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
  Certificated Note............  Book Entry. The SPARQS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note.........................  Senior

Trustee........................  JPMorgan Chase Bank, N.A.

Agent..........................  MS & Co.

Calculation Agent..............  MS & Co.

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                 All calculations with respect to the Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to

                                 .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                 Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments.......  The Exchange Ratio will be adjusted as follows:

                                 1. If Chesapeake Energy Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Chesapeake Energy Stock.

                                 2. If Chesapeake Energy Stock is subject (i) to a stock dividend (issuance of additional shares of Chesapeake Energy Stock) that is given ratably to all holders of shares of Chesapeake Energy Stock or (ii) to a distribution of Chesapeake Energy Stock as a result of the triggering of any provision of the corporate charter of Chesapeake Energy, then once the dividend has become effective and Chesapeake Energy Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Chesapeake Energy Stock and (ii) the prior Exchange Ratio.

                                 3. If Chesapeake Energy issues rights or warrants to all holders of Chesapeake Energy Stock to subscribe for or purchase Chesapeake Energy Stock at an exercise price per share less than the Closing Price of Chesapeake Energy Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Chesapeake Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Chesapeake Energy Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Chesapeake Energy Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Chesapeake Energy Stock which the aggregate offering price of the total number of shares of Chesapeake Energy Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                 4. There will be no adjustments to the Exchange Ratio to reflect cash dividends or other distributions paid with respect to Chesapeake Energy Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i),
                                 (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of Chesapeake Energy Stock of any cash dividend or special dividend or distribution that is identified by Chesapeake Energy as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Chesapeake Energy as an extraordinary or special dividend or distribution) distributed per share of Chesapeake Energy Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Chesapeake Energy Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Chesapeake Energy Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Chesapeake Energy Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of Chesapeake Energy Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Chesapeake Energy Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Chesapeake Energy Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket

                                 Event as described in clause (c)(ii) of
                                 paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Chesapeake Energy Stock described in clause
                                 (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i),
                                 (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                 5. Any of the following shall constitute a Reorganization Event: (i) Chesapeake Energy Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by Chesapeake Energy,
                                 (ii) Chesapeake Energy has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Chesapeake Energy completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Chesapeake Energy is liquidated, (v) Chesapeake Energy issues to all of its shareholders equity securities of an issuer other than Chesapeake Energy (other than in a transaction described in clause (ii),
                                 (iii) or (iv) above) (a "spinoff stock") or
                                 (vi) Chesapeake Energy Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Chesapeake Energy Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $33.59 principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the Exchange Ratio will be determined in accordance with the following:

                                     (a) if Chesapeake Energy Stock continues to be outstanding, Chesapeake Energy Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

                                     (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for Chesapeake Energy Stock, the number of shares of the New Stock received with respect to one share of Chesapeake Energy Stock multiplied by the Exchange Ratio for Chesapeake Energy Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

                                     (c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                         (i) if the combined value of the amount
                                         of Non-Stock Exchange Property received
                                         per share of Chesapeake Energy Stock,
                                         as determined by the Calculation Agent
                                         in its sole discretion on the effective
                                         date of such Reorganization Event (the
                                         "Non-Stock Exchange Property Value"),
                                         by holders of Chesapeake Energy Stock
                                         is less than 25% of the Closing Price
                                         of Chesapeake Energy Stock on the
                                         Trading Day immediately prior to the
                                         effective date of such Reorganization
                                         Event, a number of shares of Chesapeake
                                         Energy Stock, if applicable, and of any
                                         New Stock received in connection with
                                         such Reorganization Event, if
                                         applicable, in proportion to the
                                         relative Closing Prices of Chesapeake
                                         Energy Stock and any such New Stock,
                                         and with an aggregate value equal to
                                         the Non-Stock Exchange Property Value
                                         multiplied by the Exchange Ratio in
                                         effect for Chesapeake Energy Stock on
                                         the Trading Day immediately prior to
                                         the effective date of such
                                         Reorganization Event, based on such
                                         Closing Prices, in each case as
                                         determined by the Calculation Agent in
                                         its sole discretion on the effective
                                         date of such Reorganization Event; and
                                         the number of such shares of Chesapeake
                                         Energy Stock or any New Stock
                                         determined in accordance with this
                                         clause (c)(i) will be added at the time
                                         of such adjustment to the Exchange
                                         Ratio in subparagraph (a) above and/or
                                         the New Stock Exchange Ratio in
                                         subparagraph (b) above, as applicable,
                                         or

                                         (ii) if the Non-Stock Exchange Property
                                         Value is equal to or exceeds 25% of the
                                         Closing Price of Chesapeake Energy
                                         Stock on the Trading Day immediately
                                         prior to the effective date relating to
                                         such Reorganization Event or, if
                                         Chesapeake Energy Stock is surrendered
                                         exclusively for Non-Stock Exchange
                                         Property (in each case, a "Reference
                                         Basket Event"), an initially
                                         equal-dollar weighted basket of three
                                         Reference Basket Stocks (as defined
                                         below) with an aggregate value on the
                                         effective date of such Reorganization
                                         Event equal to the Non-Stock Exchange
                                         Property Value multiplied by the
                                         Exchange Ratio in effect for Chesapeake
                                         Energy Stock on the Trading Day
                                         immediately prior to the effective date
                                         of such Reorganization Event. The
                                         "Reference Basket Stocks" will be the
                                         three stocks with the largest market
                                         capitalization among the stocks that
                                         then comprise the S&P 500 Index (or, if
                                         publication of such index is
                                         discontinued, any successor or
                                         substitute index
                                         selected by the Calculation Agent in
                                         its sole discretion) with the same
                                         primary Standard Industrial
                                         Classification Code ("SIC Code") as
                                         Chesapeake Energy; provided, however,
                                         that a Reference Basket Stock will not
                                         include any stock that is subject to a
                                         trading restriction under the trading
                                         restriction policies of Morgan Stanley
                                         or any of its affiliates that would
                                         materially limit the ability of Morgan
                                         Stanley or any of its affiliates to
                                         hedge the SPARQS with respect to such
                                         stock (a "Hedging Restriction");
                                         provided further that if three
                                         Reference Basket Stocks cannot be
                                         identified from the S&P 500 Index by
                                         primary SIC Code for which a Hedging
                                         Restriction does not exist, the
                                         remaining Reference Basket Stock(s)
                                         will be selected by the Calculation
                                         Agent from the largest market
                                         capitalization stock(s) within the same
                                         Division and Major Group classification
                                         (as defined by the Office of Management
                                         and Budget) as the primary SIC Code for
                                         Chesapeake Energy. Each Reference
                                         Basket Stock will be assigned a Basket
                                         Stock Exchange Ratio equal to the
                                         number of shares of such Reference
                                         Basket Stock with a Closing Price on
                                         the effective date of such
                                         Reorganization Event equal to the
                                         product of (a) the Non-Stock Exchange
                                         Property Value, (b) the Exchange Ratio
                                         in effect for Chesapeake Energy Stock
                                         on the Trading Day immediately prior to
                                         the effective date of such
                                         Reorganization Event and (c) 0.3333333.

                                 Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect to the $33.59 principal amount of each SPARQS will be the sum of:

                                     (x) if applicable, Chesapeake Energy Stock
                                         at the Exchange Ratio then in effect;
                                         and

                                     (y) if applicable, for each New Stock, such
                                         New Stock at the New Stock Exchange
                                         Ratio then in effect for such New
                                         Stock; and

                                     (z) if applicable, for each Reference
                                         Basket Stock, such Reference Basket
                                         Stock at the Basket Stock Exchange
                                         Ratio then in effect for such Reference
                                         Basket Stock.

                                 In each case, the applicable Exchange Ratio
                                 (including for this purpose, any New Stock
                                 Exchange Ratio or Basket Stock Exchange Ratio) will be determined by the Calculation Agent on the third Trading Day prior to the scheduled Maturity Date.

                                 For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                 Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above,
                                 (i) references to "Chesapeake Energy Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Chesapeake Energy Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of Chesapeake Energy Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                 If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                 No adjustment to any Exchange Ratio (including for this purpose, any New Stock Exchange Ratio or Basket Stock Exchange Ratio) will be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                 No adjustments to the Exchange Ratio or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of Chesapeake Energy Stock, including, without limitation, a partial tender or exchange offer for Chesapeake Energy Stock.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                 The Calculation Agent will provide information as to any adjustments to the Exchange Ratio, or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraph 5 above, upon written request by any investor in the SPARQS.

Market Disruption Event........  Market Disruption Event means, with respect to
                                 Chesapeake Energy Stock:

                                     (i) a suspension, absence or material
                                     limitation of trading of Chesapeake Energy
                                     Stock on the primary market for Chesapeake
                                     Energy Stock for more than two hours of
                                     trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Chesapeake Energy Stock as a result of which the reported trading prices for Chesapeake Energy Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Chesapeake Energy Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                     (ii) a determination by the Calculation
                                     Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Chesapeake Energy Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Chesapeake Energy Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Chesapeake Energy Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
  in Case of an Event of
  Default......................  In case an event of default with respect to the
                                 SPARQS shall have occurred and be continuing, the amount declared due and payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of Chesapeake Energy Stock (and/or the value of any Exchange Property) as of the date of such acceleration and (y) the then current Exchange Ratio and
                                 (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

Chesapeake Energy Stock;
  Public Information...........  Chesapeake Energy Corporation is an independent natural gas producer. Chesapeake Energy Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Chesapeake Energy pursuant to the Exchange Act can be located by reference to Commission file number 001-13726. In addition, information regarding Chesapeake Energy may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                 This pricing supplement relates only to the SPARQS offered hereby and does not relate to Chesapeake Energy Stock or other securities of Chesapeake Energy. We have derived all disclosures contained in this pricing supplement regarding Chesapeake Energy from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Chesapeake Energy. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding Chesapeake Energy is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Chesapeake Energy Stock (and therefore the price of Chesapeake Energy Stock at the time we priced the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Chesapeake Energy could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                 Neither we nor any of our affiliates makes any representation to you as to the performance of Chesapeake Energy Stock.

                                 We and/or our affiliates may presently or from time to time engage in business with Chesapeake Energy, including extending loans to, or making equity investments in, Chesapeake Energy or providing advisory services to Chesapeake Energy, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Chesapeake Energy, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Chesapeake Energy, and the reports may or may not recommend that investors buy or hold Chesapeake Energy Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of Chesapeake Energy as in your judgment is appropriate to make an informed decision with respect to an investment in Chesapeake Energy Stock.

 Historical Information........  The following table sets forth the published high and low Closing Prices of Chesapeake
                                 Energy Stock and the dividends paid by
                                 Chesapeake Energy during 2003, 2004, 2005 and 2006 through January 24, 2006. The Closing Price of Chesapeake Energy Stock on January 24, 2006 was $33.59. We obtained the Closing Prices and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical prices of Chesapeake Energy Stock as an indication of future performance. The price of Chesapeake

                                 Energy Stock may decrease so that at maturity you will receive an amount of Chesapeake Energy Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of Chesapeake Energy Stock will increase so that at maturity you will receive an amount of Chesapeake Energy Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of Chesapeake Energy Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                         High    Low   Dividend
                                                        ------  -----  --------
                                 (CUSIP 165167107)
                                 2003
                                 First Quarter.........  8.50   7.40     .030
                                 Second Quarter........  11.20  7.53     .030
                                 Third Quarter.........  10.88  9.23     .035
                                 Fourth Quarter........  13.95  10.95    .035
                                 2004
                                 First Quarter.........  13.74  11.90    .035
                                 Second Quarter........  14.90  12.89    .035
                                 Third Quarter.........  15.99  13.75    .045
                                 Fourth Quarter........  18.13  15.42    .045
                                 2005
                                 First Quarter.........  23.28  15.22    .045
                                 Second Quarter........  23.74  18.30    .045
                                 Third Quarter.........  38.55  24.02    .050
                                 Fourth Quarter........  38.86  26.73    .050
                                 2006
                                 First Quarter (through
                                 January 24, 2006).....  33.59  31.83    .050

                                 We make no representation as to the amount of dividends, if any, that Chesapeake Energy will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on Chesapeake Energy Stock.

Use of Proceeds and Hedging....  The net proceeds we receive from the sale of the SPARQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the date of this pricing
                                 supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the SPARQS by taking positions in Chesapeake Energy Stock and in options contracts on Chesapeake Energy Stock listed on major securities markets. Such purchase activity could potentially have increased the price of Chesapeake Energy Stock, and, accordingly, have increased the issue price of the SPARQS and, therefore, the price at which Chesapeake Energy Stock must close before you would receive at maturity an amount of Chesapeake Energy Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling Chesapeake Energy Stock, options contracts on Chesapeake Energy Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of Chesapeake Energy Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
  Concerning Plan of
  Distribution.................  Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date. The Agent may allow a concession not in excess of $.5458 per SPARQS to other dealers, which may include Morgan Stanley DW, Inc. After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                 We expect to deliver the SPARQS against payment therefor in New York, New York on January 31, 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                 In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or Chesapeake Energy Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or Chesapeake Energy Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction in connection with this offering of the SPARQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies......  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                 The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                 Because we may be considered a party in
                                 interest with respect to many Plans, the SPARQS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not
                                 prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the SPARQS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the SPARQS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                 Section 406 of ERISA or Section 4975 of the
                                 Code or (b) its purchase, holding and
                                 disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                 Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA or insurance companies deemed to be investing ERISA plan assets (or other governmental or church plans subject to similar regulations, as described above) purchasing the SPARQS should also consider the possible implications of owning Chesapeake Energy Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase, holding and disposition of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
  Taxation.....................  The following summary is based on the advice of
                                 Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). Additionally, except as pertains to the withholding tax described below under "--Non-U.S. Holders," the effect of the U.S. federal tax laws, including the effect of the U.S. federal estate tax laws, on an investment in the SPARQS by non-U.S. investors is not discussed. As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                 General

                                 Pursuant to the terms of the SPARQS and subject to the discussion below under "--Non-U.S. Holders," we and every investor in the SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as a unit consisting of the following:
                                 (i) a terminable contract (the "Terminable
                                 Forward Contract") that (a) requires an
                                 investor in a SPARQS (subject to the Morgan
                                 Stanley Call Right) to purchase, and us to sell, for an amount equal to the Issue Price (the "Forward Price"), Chesapeake Energy Stock at maturity and (b) allows us, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase Chesapeake Energy Stock (the "Deposit"), which Deposit bears a quarterly compounded yield of 4.883% per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investor's entry into the Terminable Forward Contract (the "Contract Fees"). We will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. Significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                 U.S. Holders

                                 As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                 Tax Treatment of the SPARQS

                                 Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                 Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                 Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                 Settlement of the Terminable Forward Contract. Upon maturity of the Terminable Forward Contract, a U.S. Holder would, pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of Chesapeake Energy Stock, and the U.S. Holder would not recognize any gain or loss with respect to any Chesapeake Energy Stock received. With respect to any cash received upon maturity (other than in respect of any accrued Contract Fees or accrued but unpaid interest on the Deposit, which will be taxed as described above under "--Quarterly Payments on the SPARQS"), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                 With respect to any Chesapeake Energy Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the Chesapeake Energy Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Chesapeake Energy Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of Chesapeake Energy Stock received, as of the Maturity Date. The holding period for any Chesapeake Energy Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                 Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of Chesapeake Energy Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to

                                 Contract Fees. We will also pay cash
                                 representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                 Assuming the characterization of the Price
                                 Event Acceleration described above, a U.S.
                                 Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the unaccrued interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under "--Settlement of the Terminable Forward Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in Chesapeake Energy Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                 Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                 Sale, Exchange or Early Retirement of the
                                 SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                 Possible Alternative Tax Treatments of an
                                 Investment in the SPARQS

                                 Due to the absence of authorities that directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                 If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of Chesapeake Energy Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                 Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or retirement of the SPARQS. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                 Backup Withholding and Information Reporting

                                 Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, a U.S. Holder may also be subject to information reporting in respect of the amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                 Non-U.S. Holders

                                 This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a SPARQS that is for U.S. federal income tax purposes:

                                     o   a nonresident alien individual;

                                     o   a foreign corporation; or

                                     o   a foreign trust or estate.

                                 Notwithstanding the treatment of the SPARQS as a unit consisting of a Terminable Forward Contract and a Deposit, significant aspects of the tax treatment of the SPARQS are uncertain. Accordingly, any quarterly payments on the SPARQS made to a Non-U.S. Holder generally will be withheld upon at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an "other income" or similar provision. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of a SPARQS must comply with certification requirements to establish that it is not a United States person and is eligible for a reduction of or an exemption from withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you are urged to consult your own tax advisor regarding the tax treatment of the SPARQS, including the possibility of obtaining a refund of any withholding tax and the certification requirements described above.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of August 20, 2006, September 30, 2006 and February 20, 2007 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: January 31, 2006

     o Interest Payment Dates: May 20, 2006, August 20, 2006, November 20, 2006 and the Maturity Date

     o Yield to Call: 23% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $33.59 per SPARQS

     o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the Yield to Call rate of 23% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                           1
     Discount Factor = --------, where x is the number of years from the
                        1.23(x) Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of August 20, 2006 is $1.7121 ($.9635 + $.7486).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of August 20, 2006, the present value of the Call Price is $31.8779 ($33.5900 - $1.7121).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of August 20, 2006, the Call Price is therefore $35.7632, which is the amount that if paid on August 20, 2006 has a present value on the Original Issue Date of $31.8779, based on the applicable Discount Factor.

                                   o    o    o

The Call Prices calculated in the following tables are based upon the terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                    Call Date of August 20, 2006
                                                    ----------------------------

                                                                                                                       Present
                                                                                                                       Value at
                                                                                                                       Original
                                                                                                                      Issue Date
                                         Accrued but                               Days                                 of Cash
                                           Unpaid                                  from     Years from     Discount   Received on
                       Issue   Interest   Interest                  Total Cash   Original    Original     Factor at  Payment Date
                       Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield to   at Yield to
    Payment Date       Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days(2)/360)   Call(3)       Call
-------------------  --------  --------  -----------  -----------  ------------  --------  -------------  ---------  ------------
January 31, 2006     ($33.59)   --         --            --          --              0         .00000      100.000%     --

May 20, 2006           --      $ 1.0264    --            --         $ 1.0264       110         .30556       93.870%    $  .9635

Call Date
  (August 20, 2006)    --       --        $  .8398       --         $  .8398       200         .55556       89.136%    $  .7486

Call Date
  (August 20, 2006)    --       --         --          $35.7632     $35.7632       200         .55556       89.136%    $31.8779

Total amount received on the Call Date: $36.6030                                                             Total:    $33.5900

Total amount received over the term of the SPARQS: $37.6294

---------------------------------------

(1)  The Call Price of $35.7632 is the dollar amount that has a present value of $31.8779, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $33.59.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount  Factor = -------,  where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)

                                                  Call Date of September 30, 2006
                                                  -------------------------------

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                            Accrued but                               Days                                 of Cash
                                              Unpaid                                  from     Years from     Discount   Received on
                          Issue   Interest   Interest                  Total Cash   Original    Original     Factor at  Payment Date
                          Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield to   at Yield to
    Payment Date          Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days(2)/360)   Call(3)       Call
----------------------  --------  --------  -----------  -----------  ------------  --------  -------------  ---------  ------------
January 31, 2006        ($33.59)    --          --           --           --             0       .00000       100.000%      --
May 20, 2006               --     $ 1.0264      --           --          $ 1.0264      110       .30556        93.870%    $  .9635
August 20, 2006            --     $  .8398      --           --          $  .8398      200       .55556        89.136%    $  .7486
Call Date
  (September 30, 2006)     --       --       $  .3732        --          $  .3732      240       .66667        87.109%    $  .3251
Call Date
  (September 30, 2006)     --          --       --         $36.2222      $36.2222      240       .66667        87.109%    $31.5528
Total amount received on the Call Date: $36.5954                                                                Total:    $33.5900
Total amount received over the term of the SPARQS: $38.4616

---------------------------------------

(1)  The Call Price of $36.2222 is the dollar amount that has a present value of $31.5528, which has been discounted to the Original
     Issue Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $33.59.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount  Factor = -------,  where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)

                                           Call Date of February 20, 2007 (Maturity Date)
                                           ----------------------------------------------

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                            Accrued but                               Days                                 of Cash
                                              Unpaid                                  from     Years from     Discount   Received on
                          Issue   Interest   Interest                  Total Cash   Original    Original     Factor at  Payment Date
                          Price   Payments  Received on  Call Price   Received on    Issue     Issue Date     Yield to   at Yield to
    Payment Date          Paid    Received   Call Date   Received(1)  Payment Date   Date(2)  (Days(2)/360)   Call(3)       Call
----------------------  --------  --------  -----------  -----------  ------------  --------  -------------  ---------  ------------

January 31, 2006        ($33.59)   --          --            --           --             0         .00000     100.000%      --
May 20, 2006              --      $ 1.0264     --            --          $ 1.0264      110         .30556      93.870%    $  .9635
August 20, 2006           --      $  .8398     --            --          $  .8398      200         .55556      89.136%    $  .7486
November 20, 2006         --      $  .8398     --            --          $  .8398      290         .80556      84.640%    $  .7108
Call Date
  (February 20, 2007)     --       --        $  .8398        --          $  .8398      380        1.05556      80.371%    $  .6750
Call Date
  (February 20, 2007)     --       --          --          $37.9392      $37.9392      380        1.05556      80.371%    $30.4921
Total amount received on the Call Date: $38.7790                                                                Total:    $33.5900
Total amount received over the term of the SPARQS: $41.4850

---------------------------------------

(1)  The Call Price of $37.9392 is the dollar amount that has a present value of $30.4921 has been discounted to the Original Issue
     Date from the Call Date at the Yield to Call rate of 23% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $33.59.

(2)  Based upon a 360-day year of twelve 30-day months.

                           1
(3)  Discount  Factor = -------,  where x is Years from Original Issue Date to and including the applicable payment date.
                        1.23(x)